UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York		14203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 27, 2012, M&T Bank Corporation, a New York corporation (“M&T”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hudson City Bancorp, Inc., a Delaware corporation (“Hudson City”) and Wilmington Trust Corporation, a Delaware corporation and a wholly owned subsidiary of M&T (“WTC”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Hudson City will merge with and into WTC, with WTC continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, Hudson City Savings Bank, a federally chartered stock savings bank and wholly owned subsidiary of Hudson City, will merge with and into Manufacturers and Traders Trust Company, a New York banking corporation and wholly owned subsidiary of M&T (“M&T Bank”), with M&T Bank continuing as the surviving bank (the “Bank Merger”). The Merger Agreement was approved by the Board of Directors of each of M&T and Hudson City.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, Hudson City shareholders will have the right to receive, at their election (but subject to customary procedures applicable to oversubscription and undersubscription for cash consideration), cash or shares of common stock, par value $0.50 per share, of M&T (the “M&T Common Stock”), in either case having a value equal to the product of 0.08403 multiplied by the average closing price of the M&T Common Stock for the ten trading days immediately prior to the completion of the Merger (the “Merger Consideration”). At the closing of the Merger, approximately 40% of the outstanding shares of Hudson City common stock will be converted into right to receive cash in an amount equal to the Merger Consideration and the remainder of the outstanding shares of Hudson City common stock will be converted into the right to receive shares of M&T Common Stock having a value equal to the Merger Consideration.

The Merger Agreement contains customary representations and warranties from both Hudson City and M&T that are qualified by the confidential disclosures provided to the other party in connection with the Merger Agreement, as well as matters included in Hudson City’s and M&T’s reports filed with the United States Securities and Exchange Commission (the “SEC”).

Hudson City has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of M&T) and (3) to convene and hold a meeting of its shareholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, Hudson City is subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties.

M&T has agreed to various customary covenants and agreements, including (1) to convene and hold a meeting of its shareholders to consider and vote upon the issuance of M&T Common Stock in connection with the Merger (the “Stock Issuance”) and (2) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger (without the prior written consent of Hudson City).

Upon consummation of the Merger, each outstanding Hudson City stock option and other stock-based award (except Performance-Based DSUs (as defined below)) will be converted into a stock-based award with respect to shares of M&T common stock on the same terms and conditions as immediately prior to the closing of the Merger (with any performance-based vesting conditions for outstanding stock options deemed satisfied), as adjusted based on the Merger Consideration. Each outstanding Hudson City deferred stock unit award granted prior to August 27, 2012 that vests in part based on the achievement of performance conditions (each, a “Performance-Based DSU”) will be treated as follows: (1) all performance conditions will be deemed to have been satisfied or to have been achieved at target level, as applicable, (2) a pro-rated portion of each Performance-Based DSU will immediately vest and be converted into a right to receive a payment in cash in an amount equal to the Merger Consideration less applicable taxes and withholding (with such proration to be determined based on the number of days of the applicable performance period that elapsed prior to the closing of the Merger), and (3) the remaining portion of the Performance-Based DSU will be converted into a deferred stock unit with the same terms and conditions settled in M&T common stock, as adjusted based on the Merger Consideration.

Completion of the Merger is subject to various conditions, including, among others, (1) approval by Hudson City shareholders of the Merger Agreement, (2) approval by M&T shareholders of the Stock Issuance, (3) effectiveness of the registration statement on Form S-4 for the M&T Common Stock to be issued in the Merger, (4) approval of the listing on the New York Stock Exchange of the shares of M&T Common Stock to be issued in the Merger, (5) the absence of any law or order prohibiting the closing of the Merger and (6) receipt of required regulatory approvals without the imposition of a Burdensome Condition (as defined in the Merger Agreement). Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations and (iii) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for Hudson City and M&T, as the case may be, including upon: (1) final, non-appealable denial of required regulatory approvals, imposition of a Burdensome Condition or injunction prohibiting the transactions contemplated by the Merger Agreement; (2) the first anniversary of the date of the Merger Agreement, if the Merger has not been completed by that time; (3) a breach by the other party that is not or cannot be cured within 60 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (4) failure of Hudson City’s shareholders to approve the Merger or of M&T’s shareholders to approve the Stock Issuance; (5) a failure by the Hudson City Board of Directors to recommend that its shareholders approve the Merger or a withdrawal or adverse modification of that recommendation; (6) recommendation of an alternative transaction; (7) Hudson City’s material breach of (a) its non-solicitation obligations, (b) its obligation to mail to its shareholders the joint proxy statement or (c) its obligation to convene and hold the Hudson City shareholders’ meeting; or (8) if a tender or exchange offer for 20% or more of the outstanding shares of Hudson City’s common stock is commenced (other than by M&T or its affiliates) and the Hudson City Board of Directors recommends it or otherwise fails to recommend rejection of such offer within a 10 business day period. Upon termination of the Merger Agreement under certain circumstances, Hudson City will be obligated to pay M&T a termination fee of $125 million. Upon termination of the Merger Agreement in certain other limited circumstances, M&T will be obligated to pay Hudson City a termination fee of $125 million.

Upon consummation of the transaction, Ronald E. Hermance, Jr., the Chairman and Chief Executive Officer of Hudson City, will be appointed to the Boards of Directors of M&T and M&T Bank.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of fraud or a knowing breach as of the date of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding M&T or Hudson City, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding M&T or Hudson City, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of M&T and Hudson City and a Prospectus of M&T, as well as in the Forms 10-K, Forms 10-Q and other filings that each of M&T and Hudson City make with the SEC.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving M&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in M&T’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by M&T and Hudson City shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the M&T and Hudson City businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information.

In connection with the Merger, M&T will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of M&T and Hudson City and a Prospectus of M&T, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF M&T AND HUDSON CITY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about M&T and Hudson City, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from M&T at www.mtb.com under the tab “About Us” and then under the heading “Investor Relations” or from Hudson City by accessing Hudson City’s website at www.hcsbonline.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5445.

M&T and Hudson City and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of M&T and Hudson City in connection with the Merger. Information about the directors and executive officers of M&T and their ownership of M&T common stock is set forth in the proxy statement for M&T’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2012. Information about the directors and executive officers of Hudson City and their ownership of Hudson City common stock is set forth in the proxy statement for Hudson City’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2012, by and between M&T Bank Corporation, Hudson City Bancorp, Inc. and Wilmington Trust Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: August 31, 2012

	By:	/s/ Drew J. Pfirrman

Name: Drew J. Pfirrman Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2012, by and between M&T Bank Corporation, Hudson City Bancorp, Inc. and Wilmington Trust Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)